UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

                       January 8, 2013 (January 2, 2013)
                Date of Report (date of earliest event reported)


                         COMJOYFUL INTERNATIONAL COMPANY
               (Exact name of registrant as specified in charter)

           Nevada                     000-08299                   84-0691531
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

                     J4-2-12, Diplomatic Residence Compound,
                      No.1 Xiushui Street, Jianguomen Wai,
                    Chaoyang District, Beijing 100600, China
                    (Address of principal executive offices)

                                0086 10 858 92903
                           (Issuer's Telephone Number)

                               CAMELOT CORPORATION
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS: CHANGE IN FISCAL
          YEAR.

On December 28, 2012, Camelot Corp. (the "Company") and its wholly-owned subsidiary, Comjoyful International Company (the "Company Sub") entered into an Agreement and Plan of Merger and on January 2, 2013 filed with the Secretary of State of Nevada Articles of Merger, pursuant to which the Company Sub was merged with and into the Company (the "Merger"). The legal existence of the Company Sub, which had no assets or operations on the date of the Merger, was terminated effective as of the consummation of the Merger. Under Nevada law (NRS Section 92A.180), the Company may merge the Company Sub into itself without stockholder approval and effectuate a name change without stockholder approval. As a result, the Company was the survivor of the Merger and changed its name to Comjoyful International Company.

A copy of the Agreement and Plan of Merger and a copy of the Articles of Merger are incorporated herein by reference and filed as Exhibits 2.1 and 3.1, respectively, to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit
No.                          Description
---                          -----------

2.1           Agreement and Plan of Merger

3.1           Articles of Merger

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAMELOT CORPORATION


                                         By: /s/ Yazhong Liao
                                             -----------------------------------
                                         Name:  Yazhong Liao
                                         Title: Chief Executive Officer

Dated: January 8, 2013

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